EXECUTION

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of June 29, 2015 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), ZFC Funding, Inc. (the “Seller”), U.S. Bank National Association, not in its individual capacity but solely as trustee (“Pass-Through Trust Trustee”) for ZFC Funding Pass-Through Trust I (“Pass-Through Trust”) and ZAIS Financial Corp. (the “Guarantor”).

RECITALS

The Buyer, the Seller, the Guarantor, Pass-Through Trust Trustee and, solely with respect to Sections 4(a) and 4(b), Credit Suisse (USA) Securities LLC are parties to that certain Master Repurchase Agreement, dated as of August 14, 2014 (the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”) and the Buyer, the Seller, the Guarantor and, solely with respect to Section 3.2, Credit Suisse (USA) Securities LLC are parties to the related Pricing Side Letter, dated as of August 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). The Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 14, 2014, by the Guarantor in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller, the Pass-Through Trust Trustee and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller, the Pass-Through Trust Trustee and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Applicability. Section 1 of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph of such section in its entirety and replacing it with the following:

On the initial Purchase Date, the Buyer will purchase the Pass-Through Trust Certificate (the “Purchased Certificate”) from the Seller in connection with the Transaction on such date, with a simultaneous agreement by Buyer to transfer to Seller the Purchased Certificate at a date certain, against the transfer of funds by Seller, in an amount equal to the Repurchase Price. From time to time the parties hereto may enter into transactions in which Seller agrees to initiate the transfer of the Mortgage Loans to the Pass-Through Trust Trustee for the Pass-Through Trust against the transfer by Buyer of funds in an amount equal to the Purchase Price Increase on account of the Purchased Certificate as the result of the increase in value with respect to the Mortgage Loans transferred to the Pass-Through Trust Trustee for the Pass-Through Trust, with a simultaneous agreement by Buyer to permit the release of Mortgage Loans with respect thereto from the Pass-Through Trust Trustee for the Pass-Through Trust, to or for the benefit of Seller upon payment by Seller of a portion of the Repurchase Price for the Pass-Through Trust Certificate representing the Repurchase Price in respect of such Mortgage Loans, in all cases, subject to the terms of this Agreement. From time to time, Seller may request a release of Mortgage Loans from the Pass-Through Trust Trustee for the Pass-Through Trust in conjunction with an Optional Repurchase or under certain other circumstances described herein. Each such transaction involving any acquisition or transfer of Mortgage Loans, with a resulting increase in the Purchase Price, shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. This Agreement is a commitment by Buyer to engage in the Transactions as set forth herein up to the Maximum Committed Purchase Price; provided, that Buyer shall have no commitment to enter into any Transaction requested that would result in the aggregate Purchase Price of then-outstanding Transactions exceeding the Maximum Committed Purchase Price, and in no event shall the aggregate Purchase Price of outstanding Transactions exceed the Maximum Aggregate Purchase Price at any time.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definition in its proper alphabetical order:

“Maximum Committed Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

SECTION 3. Program; Initiation of Transactions. Section 3 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

On the initial Purchase Date, Buyer will purchase from Seller the Purchased Certificate. From time to time, Seller may request and Buyer will fund Purchase Price Increases in connection with the acquisition or transfer of Mortgage Loans by or to the Pass-Through Trust Trustee for the Pass-Through Trust and the corresponding increase in value of the Purchased Certificate equal to the Purchase Price for such Contributed Mortgage Loan as of the related Purchase Date. This Agreement is a commitment by Buyer to enter into Transactions with Seller up to an aggregate amount equal to the Maximum Committed Purchase Price. This Agreement is not a commitment by Buyer to enter into Transactions with Seller for amounts exceeding the Maximum Committed Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that, beyond the Maximum Committed Purchase Price, Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All related Contributed Mortgage Loans shall be serviced by Servicer. The aggregate Purchase Price of the Purchased Certificate (adjusted for any Purchase Price Increases and Purchase Price Decreases, as applicable) subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

SECTION 4. Authorized Representatives. Section 35 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for the applicable Seller Party or Buyer to the extent set forth therein, as the case may be, under this Agreement. The Seller Parties may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Buyer and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller, the Pass-Through Trust Trustee and the Guarantor; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement and Pricing Side Letter on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 11. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

ZFC Funding, Inc., as Seller

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President

U.S. Bank National Association, not in its individual capacity but solely as trustee for ZFC Funding Pass-Through Trust I, as Pass-Through Trust

By:	/s/ Nick Sandell
Name: Nick Sandell
Title: Vice President

ZAIS Financial Corp., as Guarantor

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President

Signature Page to Amendment No. 1 to Master Repurchase Agreement